UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2009, ISCO International, Inc. (the “Company”) received a letter from the Corporate Compliance Department (the “Staff”) of NYSE Alternext US LLC (the “Exchange”), which was formerly known as the American Stock Exchange, indicating that the Company is not in compliance with the Exchange’s continued listing standards. The letter confirms the intent of the Exchange to delist the Company’s common stock from the Exchange.

The letter indicates that the Company is not in compliance with the following listing standards contained in the NYSE Alternext US LLC Company Guide (the “Company Guide”):

•
The Company had stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years (Section 1003(a)(i) of the Company Guide);

•
The Company had stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years (Section 1003(a)(ii) of the Company Guide);

•	The Company had stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years (Section 1003(a)(iii) of the Company Guide); and

•
The Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired and it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature (Section 1003(a)(iv) of the Company Guide).

The Staff has also advised the Company of non-compliance with Section 1003(f)(v) of the Company Guide since the Company’s common stock has been trading at a low price per share for a significant period of time.

The Company must appeal the Staff’s determination by February 6, 2009, or it will become final.  If the determination becomes final, the Staff will suspend trading in the Company’s common stock and submit an application to the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange.  The Company does not intend to seek an appeal of the Staff’s determination.

The Company is working with a market maker to apply for the registration and quotation of the Company’s common stock on the OTC Bulletin Board.  If the Company is not approved for quotation on the OTC Bulletin Board before trading is suspended on the Exchange, the Company expects that its common stock will be quoted on the Pink Sheets until clearance is obtained for quotation on the OTC Bulletin Board.

The Company’s press release dated February 2, 2009, describing the notice from the Exchange, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward- Looking Statements

               Statements in this Current Report on Form 8-K regarding the approval of the quotation of the Company’s common stock on the OTC Bulletin Board and trading of the Company’s common stock on the Pink Sheets are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company as of the date hereof, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual events could differ materially from the Company’s current expectations.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press release dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ Gary Berger
Name: Gary Berger
Title: Chief Financial Officer
Date: February 2, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated February 2, 2009.